UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-13270

FLOTEK INDUSTRIES, INC.

Incorporated pursuant to the Laws of the State of Delaware

Internal Revenue Service–Employer Indentification No. 90-0023731

7030 Empire Central Drive, Houston, Texas 77040

(713) 849-9911

ITEM 4.01.    Changes in Registrant's Certifying Accountants

(a) Previous independent accountants

        (i) On February 16, 2005 Flotek Industries, Inc. dismissed Weinstein Spira & Company as its independent accountants. The Registrant’s Audit Committee participated in and approved the decision to change independent accountants.

        (ii) The reports of Weinstein Spira & Company on the financial statements for the past two fiscal years ended December 31, 2002 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principle. The reports of Weinstein Spira & Company on the financial statements for the past two fiscal years did contain an explanatory paragraph regarding the ability of Flotek Industries, Inc. to continue as a going concern.

        (iii) During the two most recent fiscal years ended December 31, 2002 and 2003 and through February 22, 2005, there have been no disagreements with Weinstein Spira & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Weinstein Spira & Company would have caused them to make reference thereto in their reports on the financial statements for such years.

        (iv) During the two most recent fiscal years ended December 31, 2002 and 2003 and through February 22, 2005, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

        (v) The Registrant has requested that Weinstein Spira & Company furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated February 22, 2005 is filed as Exhibit 99.1 to this Form 8-K.

(b) New independent accountants

        (i) The Registrant engaged UHY Mann Frankfort Stein & Lipp CPA’s, LLP as its new independent accountants as of February 23, 2005. During the two most recent fiscal years ended December 31, 2002 and 2003 and through February 22, 2005, the Registrant has not consulted with UHY Mann Frankfort Stein & Lipp CPA’s, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report was provided to the Registrant or oral advice was provided that UHY Mann Frankfort Stein & Lipp CPA’s, LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01.    Financial Statements and Exhibits.

        (a)        Exhibits:

Exhibit Number	Description of Exhibit

99.1	Letter from Previous Independent Accountants to the SEC dated February 22, 2005

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2005 /s/ Jerry D. Dumas, Sr. Jerry D. Dumas, Sr. Chairman & Chief Executive Officer